THIRD AMENDMENT AND WAIVERS
DATED AS OF MAY 29, 2007
TO
AMENDED AND RESTATED LOAN AGREEMENT

BY AND AMONG

NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, SCRANTON HYPERBARIC LLC, JFK HYPERBARIC LLC, TRENTON HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, SOUTH NASSAU HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, MAIMONIDES HYPERBARIC, LLC, THE SQUARE HYPERBARIC, LLC, SOUTH N HYPERBARIC LLC, MUHLENBERG HYPERBARIC LLC, LOWELL HYPERBARIC LLC., THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC and MEADOWLANDS HYPERBARIC, LLC
(collectively, the “Borrower”)

AND

SIGNATURE BANK
(the “Bank”)

THIS THIRD AMENDMENT AND WAIVER (collectively, the “Third Amendment”) made as of the 29th day of May, 2007 by and among NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, SCRANTON HYPERBARIC LLC, JFK HYPERBARIC LLC, TRENTON HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, SOUTH NASSAU HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, MAIMONIDES HYPERBARIC, LLC, THE SQUARE HYPERBARIC, LLC, SOUTH N HYPERBARIC LLC, MUHLENBERG HYPERBARIC LLC, LOWELL HYPERBARIC LLC., THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC), MEADOWLANDS HYPERBARIC, LLC, each with a place of business at 517 Route 1 South, Iselin, New Jersey 08830 and SIGNATURE BANK, a New York bank having an office at 1225 Franklin Avenue, Garden City, New York 11530 (the “Bank”).

W I T N E S S E T H:

WHEREAS, certain of the entities comprising the Borrower and the Bank entered into a Amended and Restated Loan Agreement dated as of June 17, 2005 as amended by a First Amendment dated as of April 7, 2006 and a Second Amendment dated as of February 1, 2007 (collectively, the “Agreement”) providing for certain financial accommodations to the Borrower and which Agreement is now in full force and effect; and

WHEREAS, in accordance with the provisions of Section 5.10 of the Agreement, the following Persons, affiliates of the Borrower prior to the date of this Third Amendment, have executed an adoption supplement in the form of Exhibit C to the Agreement and therefore have also entered into this Third Amendment: THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC), and MEADOWLANDS HYPERBARIC, LLC (collectively, the “Additional Borrowers”); and

WHEREAS, The Center for Wound Healing, Inc., the holder of all or the majority of the ownership interests in the Borrower (the “Corporate Guarantor”) has guaranteed the Borrowers’ obligation under the Loan Agreement by execution of a guaranty of all liability (the “Guaranty”);

WHEREAS, the Borrower has requested that the Bank agree to increase the amount of the Commitment and agree to certain other modifications of the Agreement; and

WHEREAS, the Bank is willing to increase the Commitment and modify the Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.   As used in this Third Amendment capitalized terms, unless otherwise defined, shall have the meaning ascribed thereto in the Agreement.

2.   The Bank and the Borrower agree that the outstanding principal balance of the Loans evidenced by the Note is $5,000,000.00 and interest has been paid on all Prime Loans through April 30, 2007 and on all Libor Loans through the end of the applicable Interest Period.

3.   As an inducement for the Bank to enter into this Third Amendment, the Borrower hereby represents and warrants as follows:

(A)  There are no defenses or offsets to its obligations under the Agreement, the Note or any of the other agreements in favor of the Bank referred to in the Agreement, and if any such defenses or offsets exist without the knowledge of the Borrower, the same are hereby waived.

(B)  All the representations and warranties made by the Borrower in the Agreement are true and correct in all material respects as if made on the date hereof.

4.   Subject to the satisfaction of the conditions precedent set forth in Paragraph 9 hereof, the Borrower and the Bank hereby agree that the Agreement is amended as follows:

(A) The definitions of “Borrowing Base”, “Guarantor”, “Loan Documents”, “Loans”, “Notes”, “Subordinated Debt” and “Termination Date” appearing in Section 1.1 are amended by deleting same and substituting the following:

“Borrowing Base” shall mean eighty (80%) percent of the Borrower’s Eligible Receivables which are not subject to a security interest in favor of a Person other than the Bank (other than security interests granted to the Debenture Holders for which the intercreditor provisions of the Subordination Agreement referred to in Section 9(F) of the Third Amendment apply) except, that for the period from the effective date of entry into the Third Amendment to August 30, 2007, such percentage shall be increased to eighty-five (85%) percent in respect of such period.

“Guarantor” shall mean individually or collectively the Individual Guarantors and/or the Corporate Guarantor.

“Loan Documents” shall mean this Agreement, the Notes, the Security Agreement, the Guarantees and each document, agreement and instrument executed in connection herewith or pursuant hereto.

“Loans” shall mean, collectively, the Revolving Credit Loans and the Term Loan.

“Notes” shall mean, collectively, the Revolving Credit Note and the Term Note.

“Subordinated Debt” shall mean the indebtedness subordinated pursuant to (a) subordination agreements which are satisfactory in all respects to the Bank and its counsel evidenced by the Corporate Guarantor’s $5,500,000 Secured Convertible Debenture dated April 7, 2006 (the “Debentures”) payable to the parties named therein (the “Debenture Holders”) as increased to the principal amount of $6,498,733.33 pursuant to the first amendment to same (the “SD First Amendment”) and (b) subordination agreements which are satisfactory in all respects to the Bank and its counsel evidenced by any additional unsecured debt that may be issued by the Corporate Guarantor or any entity comprising the Borrower after the effective date of the Third Amendment.

“Termination Date” shall mean February 29, 2008.”

(B) The additional definitions of “Individual Guarantors”, “Corporate Guarantor”, “Term Loan” and “Term Note” and “Third Amendment” are added to Section 1.1 of the Agreement to read as follows:

“Individual Guarantors” shall mean John V. Capotorto and Phillip Forman and any other natural Person who guarantees the Loans.

“Corporate Guarantor” shall mean The Center for Wound Healing, Inc. and any other Person which guarantees the Loans other than the Individual Guarantors.

“Term Loan” shall mean the loan made pursuant to Section 2.5.1 hereof.

“Term Note” shall have the meaning ascribed in Section 2.5.2 hereof.

“Third Amendment” shall mean the Third Amendment and Waiver, dated as of May 29, 2007 to Amended and Restated Loan Agreement by and among the Borrower and the Bank.

(C) Section 2.1 of the Agreement is amended by deleting same and substituting the following therefor:

“2.1 Commitment. Subject to the terms and conditions hereof, and provided further that the Borrower is in compliance with Section 5.2(d) hereof, the Bank agrees to make loans to the Borrower (the “Revolving Credit Loans”) in an aggregate principal amount not to exceed the lesser of (i) (y) Five Million Five Hundred Thousand ($5,500,000.00) Dollars and, (z) after satisfaction of the conditions contained in Section 7A(ii), (iii) and (iv) of the Debentures as amended by the SD First Amendment provided that payment required by such Section 7(A)(ii) is made from the proceeds of the sale of equity or the issuance of Subordinated Debt, Six Million and 00/100 ($6,000,000.00) Dollars or (ii) the Borrowing Base less the aggregate principal amount of the Term Loan (the “Commitment”). During the Commitment Period, the Borrower may use the Commitment by borrowing, paying and prepaying in whole or in part and reborrowing, all in accordance with the terms and conditions hereof. Each Revolving Credit Loan shall be in the minimum principal amount of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars with respect to LIBOR Loans or One Hundred Thousand and 00/100 ($100,000.00) Dollars with respect to Prime Loans. Each Revolving Credit Loan shall bear interest at a rate per annum to be elected by the Borrower pursuant to Section 2.4 hereof, and in the case of LIBOR Loans for the Interest Period specified, and continued or converted in accordance with the requirements of Section 2.13 hereof, equal to, for Prime Loans, the Prime Rate in effect from time to time or, for LIBOR Loans, for the Interest Period elected, at LIBOR plus 2.50%. If no LIBOR quotation is available pursuant to Section 2.11 or 2.12 hereof, the Revolving Credit Loans shall bear interest as Prime Loans.”

(D) New Sections 2.5.1 and 2.5.2 are added to the Agreement to read as follows:

“2.5.1 Term Loan: Subject to the terms and conditions hereof and provided that (a) no Default or Event of Default has occurred and is continuing, (b) all the conditions of Section 7A(ii) of the Debenture have been satisfied provided that any payment required by such Section of the Debenture is made from the proceeds of the sale of equity or the issuance of Subordinated Debt, (c) any prepayment required under Section 2.7 hereof after taking into consideration the making of the Term Loan has been made and (d) the Borrower has executed and delivered the Term Note referred to in Section 2.5.2 hereof, the Bank agrees to make a term loan (the “Term Loan”) to the Borrower on satisfaction of the aforesaid conditions in the principal amount of $1,500,000. The Term Loan shall bear interest at a rate per annum equal to the Prime Rate plus 1%.

2.5.2 Term Note: The Term Loan shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-2 hereto with appropriate insertions (the “Term Note”) payable to the order of the Bank and dated the date of the Term Loan. The principal amount of the Term Note shall be payable in seven (7) consecutive monthly installments of principal commencing on September 1, 2007 and continuing on the first day of each month thereafter, the first six (6) of which shall be in an amount equal to $33,333, and the final installment on March 1, 2008 which will be in the amount equal to the then unpaid principal balance together with interest. The Borrower will pay interest on the outstanding principal balance payable on the first day of each month commencing on the first day of the month following the satisfaction of the conditions to availability set forth in Section 2.5.1 hereof and continuing thereafter on the first day of each month until March 1, 2008 when the entire unpaid principal balance of the Term Note together with all interest accrued and unpaid shall be paid in full. Interest shall be computed on the basis of a 360 day year for actual days elapsed and shall be payable as provided in Section 2.8 hereof.”

(E) Section 2.6 of the Agreement is amended by deleting same and substituting the following therefor:

“2.6 Voluntary Payment. The Borrower may prepay any Prime Loan in whole or in part without premium or penalty; provided, however, that each partial prepayment shall be in an amount not less than $50,000. The Borrower may not prepay a LIBOR Loan prior to the last day of an Interest Period. Any partial prepayment of principal of the Term Loan shall be applied to the last maturing installments in inverse order of their respective maturities. Each prepayment shall be made together with payment of accrued interest on the amount prepaid to and including the date of prepayment.”

(F) Section 2.7 of the Agreement is amended by deleting same and substituting the following therefor:

“2.7 Mandatory Payment. The Borrower shall prepay the Revolving Credit Loans at any time that the aggregate outstanding principal amounts of Revolving Credit Loans and the Term Loan exceeds the Borrowing Base, in the amount of such excess. Such prepayment shall occur no later than five days following the date that the Bank received or should have received the Borrowing Base Certificate required by Section 5.2(d) hereof and such prepayment shall be applied first to reduce the Revolving Credit Loans and next to reduce the Term Loan and applied, in the case of the Term Loan, to the last maturing installments in inverse order of their respective maturities.”

(G) Section 2.14 of the Agreement is amended by deleting same and substituting the following therefor:

“2.14 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used to fund working capital needs of each entity comprising the Borrower and capital expenditures provided same are within the limitations of Section 7.7 hereof. The proceeds of the Term Loan will be used to fund completion of (or reimburse the Borrower or the Corporate Guarantor for funding of) build outs of various hyperbaric oxygen centers owned by certain of the Borrowers and related costs and expenses.”

(H) A new Section 2.15 is added to the Agreement to read as follows:

“2.15 Extension Fee. Although the Bank has no obligation to further extend the Termination Date, if the Bank, in its sole discretion, provides for such an extension, the Bank shall be entitled to be paid a fee of $100,000.00 simultaneously with the making of such extension of the Termination Date.

(I) Section 3.6 of the Agreement is amended by deleting same and substituting the following therefor:

“3.6 No Default. Except as set forth on Schedule-1 annexed hereto, the Borrower is not in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to be materially adverse to the business, operations, property or financial or other condition of the Borrower, or which could materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents to which it is a party. No Default or Event of Default has occurred and is continuing.”

(J) Section 3.12 of the Agreement is amended by deleting same and substituting the following therefor:

“3.12 Security Agreement. The Borrower owns and has full authority to pledge, assign and grant to the Bank a first priority security interest in the Collateral as set forth in the Security Agreement. The provisions of the Security Agreement are effective to create in favor of the Bank a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Collateral except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (where enforcement is sought by proceedings in equity or law). The financing statements which have been or will be filed in the offices of the Secretaries of State of the respective jurisdictions where each entity comprising the Borrower was formed under the names set forth therein and the Security Agreement constitute and create a fully perfected first priority security interest in all right, title and interest of the Borrower in the Collateral, superior in right to any other Liens, existing or future, which any Person may have against the Collateral. All of the foregoing representations specifically do not apply to the Borrowers listed on Schedule-1 annexed hereto to the extent that such entities have previously granted security interests to the Debenture Holders.”

(K) Section 5.2 of the Agreement is deleted and the following is substituted thereof:

“5.2 Financial Information and Compliance Certificates. Furnish to the Bank:

(a)  (i) Except as specifically provided to the contrary in Section 5 of the Third Amendment, within 120 days of the close of each fiscal year of the Corporate Guarantor throughout the Commitment Period, consolidated and consolidating balance sheets, statements of income and retained earnings and statements of cash flows of the Corporate Guarantor as of the last day of and for such fiscal year, each such statement to be prepared in accordance with GAAP consistently applied and audited by Raich Ende Malter & Co., LLP or another firm of independent certified public accountants satisfactory to the Bank; (ii) Except as specifically provided to the contrary in Section 5 of the Third Amendment, within 45 days of the close of the first three quarters of each fiscal year throughout the Commitment Period commencing with the quarter ended June 30, 2005, consolidated and consolidating balance sheets, statements of income and retained earnings and statements of cash flows of each Borrower as of the last day of such quarter and for the portion of the fiscal year then elapsed, each such statement to be prepared in accordance with GAAP consistently applied and compiled by Raich Ende Malter & Co., LLP or another firm of independent certified public accountants satisfactory to the Bank; and (iii) annually, and not later than April 30 of each year throughout the Commitment Period commencing April 30, 2005 the personal financial statements on the Bank’s standard form of each Individual Guarantor and, within fifteen (15) days of the filing thereof, personal tax returns of each Individual Guarantor.

(b) At the same time as it delivers the financial statements called for by Section 5.2(a)(i) and (ii), deliver a certificate of the chief financial officer of the Corporate Guarantor evidencing a computation of compliance with the provisions of Section 6 hereof and stating that in each case except as disclosed in such certificate, the person making such certificate has no knowledge of any Default or Event of Default. Together with their delivery of annual audited financial statements, the Borrower’s certified public accountant shall also deliver such a certificate, which shall be addressed to the Corporate Guarantor and the Bank.

(c) At the time any officer of the Corporate Guarantor obtains knowledge of any Default, if such Default is then continuing, the Corporate Guarantor shall furnish to the Bank a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

(d) By the (i) 25th day of each month for the months ended April, May and June 2007 and (ii) for each month thereafter, the 20th day of each month, furnish to the Bank a detailed accounts receivable aging report and Borrowing Base Certificate containing a Borrowing Base calculation in form and detail acceptable to the Bank.

(e) The Borrower will cause the Corporate Guarantor to, with reasonable promptness, furnish such other data as may be reasonably requested by the Bank and will at all times and from time to time during business hours upon reasonable advance notice permit the Bank by or through any of its officers, agents, employees, attorneys or accountants to inspect and make extracts from such Corporate Guarantor’s books and records. Upon request of the Bank, the Borrower will cause the Corporate Guarantor to permit such access for the purpose of the conduct of field audits. The cost of any field audits shall be for the account of the Borrower.

(f) For each financial statement or report specified in Section 5.2(a) and 5.2 (d) hereof not received by the Bank by the required date specified in such Section (the “Delivery Date”), the Borrower shall pay the Bank a fee (the “Administrative Fee”) to compensate the Bank for its additional costs and administrative expenses associated with monitoring and insuring compliance with this subsection (f) hereof. The Administrative Fee shall be equal to the amount set forth in the table below for the corresponding date of delivery:

# of days after the Delivery Date	Administrative Fee
30-59	$500.00
60-89	$750.00
90 and more	$1,500.00

The Borrower shall receive a credit for any amount of any Administrative Fee paid by the Corporate Guarantor. The imposition of the Administrative Fee shall not be deemed a waiver by the Bank of the timely receipt of the required financial statements by the Delivery Date.”

(L) A new Section 5.11 is added to the Agreement to read as follows:

“5.11 Post-Closing Obligations. As soon as possible, but in any event within thirty (30) days after the Closing Date, the Borrower shall deliver to the Bank evidence satisfactory to the Bank of the completion of the publication requirements for the entities listed in Schedule-1 annexed hereto.”

(M) Section 6 of the Agreement is amended by deleting same and substituting the following therefor:

“SECTION 6. FINANCIAL COVENANTS

The Borrower hereby agrees that, so long as the Commitment remains in effect, the Notes remain outstanding and unpaid, or any other amount is owing to the Bank hereunder, the Borrower will cause the Corporate Guarantor to maintain at all times (unless otherwise indicated below):

6.1 Minimum Tangible Net Worth. A minimum Tangible Net Worth, as hereinafter defined, of at least the amount indicated as at the end of the corresponding quarterly period.

Quarterly Period	Amount
6/30/07	$9,000,000
9/30/07	$9,000,000
12/31/07	$9,500,000

Tangible Net Worth means Total Assets inclusive of an add back of $5,381,000 (representing the beneficial conversion factor for the Debentures) minus the sum of (i) Intangible Assets, and (ii) Total Liabilities other than Subordinated Debt; Total Assets means total assets determined in accordance with GAAP; Intangible Assets means assets that in accordance with GAAP are properly classifiable as intangible assets including, but not limited to goodwill, franchises, licenses, patents, trademarks, trade names, and copyrights and “soft assets” such as assets due from officers, employees, stockholders, affiliates and related parties.

6.2 Funded Debt to EBITDA Ratio. A maximum ratio of Funded Debt, as hereinafter defined to EBITDA, as hereinafter defined, of not more than 3.0 to 1.0 as at the end of each quarter, commencing September 30, 2007, for the annualized period then-ended and ended at each quarterly period thereafter. For the quarter ended September 30, 2007, EBITDA for such annualized period will be calculated by multiplying the September 30, 2007 quarterly EBITDA by four. For the quarter ended December 31, 2007, EBITDA for such annualized period will be calculated by multiplying the sum of September 30, 2007 quarterly EBITDA and December 31, 2007 quarterly EBITDA by two. Funded Debt means all Debt for borrowed money inclusive of Capitalized Lease Obligations but excluding Subordinated Debt. EBITDA means income from continuing operations before the payment of interest, taxes and option expenses, if any, plus depreciation and amortization determined in accordance with GAAP.

Except as otherwise specified, all financial covenants shall be calculated in accordance with GAAP consistently applied.”

(N) Section 7.1 of the Agreement is amended by deleting same and substituting the following therefor:

“7.1 Indebtedness for Borrowed Money. Incur, or permit to exist, any indebtedness for borrowed money except (i) indebtedness incurred pursuant to borrowings hereunder and under any other loans made by the Bank in its discretion to the Borrower, (ii) indebtedness existing on the date hereof and reflected in the financial statements referred to in Section 3.1 hereof or on Schedule-1 attached hereto, (iii) indebtedness constituting Subordinated Debt, (iv) indebtedness under Capitalized Lease Obligations or secured by purchase money liens and security interests permitted by Section 7.4 (iv) hereof not to exceed $3,000,000.00 in the aggregate for the fiscal year ended June 30, 2007, without the prior written consent of the Bank, provided that the incurrence of the foregoing indebtedness does not result in the breach of any covenant contained in Section 6 hereof, provided however, that notwithstanding anything to the contrary in this Agreement, there shall be no restriction on the issuance of equity securities by the Corporate Guarantor and/or any entity comprising the Borrower as long as there is no violation of Section 7.14 hereof.”

(O) Section 7.4 of the Agreement is amended by deleting same and substituting the following therefor:

“7.4 Liens. Create, assume or permit to exist, any Lien on any of its property or assets now owned or hereafter acquired except (i) Liens in favor of the Bank; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; (iv) purchase money liens or security interests in equipment hereafter acquired or a lien or security interest incurred in connection with any Capitalized Lease Obligation not exceeding the limit set forth in Section 7.1 (iv) hereof; (v) liens, pledges or deposits under workers’ compensation, unemployment insurance, social security or similar legislation or to secure public or statutory obligations, surety, stay, appeal, performance or other similar bonds or obligations arising in the ordinary course of business; and (vi) liens in favor of the Debenture Holders as enumerated in the Subordination Agreement referred to in Section 9(F) of the Third Amendment.”

(P) Section 7.5 of the Agreement is amended by deleting same and substituting the following therefor:

“7.5 Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person (collectively, “Contingent Liabilities”) except the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and the Subordinated Debt.”

(Q) Section 7.7 of the Agreement is amended by deleting same and substituting the following therefor:

“7.7 Capital Expenditures. Expend in the aggregate for the Borrower in excess of $2,500,000.00 for the fiscal year ended June 30, 2007, for capital expenditures without the prior written consent of the Bank.”

(R) Section 7.11 of the Agreement is amended by deleting same and substituting the following therefor:

“7.11 Transactions with Affiliates. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate except in the ordinary course of business pursuant to the reasonable requirements of the Borrower’s business and at prices and on terms not less favorable to it than those which would have been obtained in an arm’s-length transaction with a non-affiliated third party, provided however, this Section shall not be deemed to prohibit any Borrower or the Corporate Guarantor from transferring property to: (i) another Borrower, (ii) the Corporate Guarantor, or (iii) an Affiliate organized or acquired after the date of this Agreement, provided that in the case of a transfer to such an Affiliate any such Affiliate has fully complied with the requirements of Section 5.10 hereof to the satisfaction of the Bank prior to or simultaneously with any such transfer.”

(S) Section 7.12 of the Agreement is amended by deleting same and substituting the following therefor:

“7.12 Distributions and Purchase of Interests. Make any distributions either in cash or property (other than distributions payable in membership interests of the Borrower) prior to the Termination Date on any of its membership interests or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any distributions on, or the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of any membership interests of the Borrower, except the Borrower may pay cash distributions out of net income for the following (collectively, the “Permitted Payments”) (a) to the Corporate Guarantor; and (b) for the sole purpose of paying the actual annual federal, state and local income tax liabilities, if any, of each minority member of a Borrower listed in Schedule-1 which are required to be paid by such member (in respect of the profit of such Borrower), provided that such distributions shall be no more than required to cover such tax liabilities as detailed in a calculation prepared by the Borrower and submitted to the Bank for approval at least ten (10) days prior to the making of such distribution; and (c) upon the dissolution or cessation of the business of any Borrower, to the minority members of such Borrower in respect of each such member’s accrued earnings that have not previously been distributed to them; and (d) provided further, however, that the making of any Permitted Payments specified in clause (b) and (c) individually or in the aggregate shall not result in a breach of any covenant contained in Section 6 hereof.”

(T) Section 7.13 of the Agreement is amended by deleting same and substituting the following therefor:

“7.13 No Lien Senior to or Equal to Loan Documents. Create or cause to be created any lien or charge on any property subject to the security interest of the Loan Documents which is superior or equal to the liens or security interests of the Loan Documents except liens in favor of the Debenture Holders as enumerated in the Subordination Agreement referred to in Section 9(F) of the Third Amendment.”

(U) Section 7.14 of the Agreement is amended by deleting same and substituting the following therefor:

“7.14 Change of Control. Without the prior written consent of the Bank, suffer or permit a Change of Control Transaction, as hereinafter defined. Change of Control Transaction means the occurrence after the date hereof of any of the following:
(a) With respect to the Corporate Guarantor: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporate Guarantor, by contract or otherwise) of in excess of 40% of the voting securities of the Corporate Guarantor (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), or (ii) the Corporate Guarantor merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporate Guarantor and, after giving effect to such transaction, the stockholders of the Corporate Guarantor immediately prior to such transaction own less than 60% of the aggregate voting power of the Corporate Guarantor or the successor entity of such transaction, or (iii) the Corporate Guarantor sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporate Guarantor immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a two year period of more than one-half of the members of the Corporate Guarantor’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporate Guarantor of an agreement to which the Corporate Guarantor is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

(b) With respect to the Borrower: the failure of the Corporate Guarantor to own all of the ownership interests in the Borrower other than minority interests referred to in Section 7.12 of Schedule-1 attached hereto.

(c) With respect to clauses (a) and (b) hereof, the taking of any of the actions in connection with Sections 7(A)(i) or 7(b)(i) of the Debenture or Section 4(d) of the SD First Amendment by the Debenture Holders will not be deemed a violation of this covenant provided the Borrower is in compliance with Section 7.15 hereof.”

(V) Section 7.15 of the Agreement is amended by deleting same and substituting the following therefor:

“7.15 Change in Management. Suffer or permit Andrew G. Barnett not to be active as chief executive officer of the Borrower and the Corporate Guarantor on substantially a full time basis.”

(W) Section 8(a) of the Agreement is amended by deleting same and substituting the following therefor:

“(a) The Borrower shall fail to pay any interest on or principal of a Note on the due date therefor or shall fail to pay any other amount payable hereunder within ten (10) days of the due date therefor or five (5) days in the case of a prepayment required pursuant to Section 2.7 hereof; or”

(X) Section 8(e) of the Agreement is amended by deleting same and substituting the following therefor:

“(e) The Borrower or any Guarantor shall (i) default in any payment of any indebtedness for borrowed money owing to the Bank (other than the Note), or other indebtedness in excess of the principal amount of $50,000.00, inclusive of the Subordinated Debt held by the Debenture Holders, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause or permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity; or”

(Y) Section 8(l) of the Agreement is amended by deleting same and substituting the following therefor:

“(l) if any Individual Guarantor dies or is judicially declared incompetent provided, however, death will not be deemed an Event of Default hereunder if the decedent Individual Guarantor has at least $2,500,000.00 of life insurance that has been collaterally assigned to the Bank on forms satisfactory to the Bank and its counsel; or”

(Z) Section 9.2 of the Agreement is amended by deleting same and substituting the following therefor:

“9.2 Additional Collateral Security. In addition to the collateral described in Section 9.1 hereof, payment of the Obligations is also secured by (i) a first priority security interest in the property of the Borrower and the Corporate Guarantor described in the Security Agreement whether now owned or hereafter acquired, as provided in the Security Agreement, (ii) a collateral assignment of life insurance in the minimum amount of $7,500,000.00 on the life of Andrew G. Barnett which will be delivered to the Bank within forty-five (45) days of the date of this Third Amendment and (iii) at the option of the Borrower, collateral assignment(s) of life insurance in the minimum amount of $2,500,000.00 on the life of either or both Individual Guarantors (the foregoing, together with the collateral described in Section 9.1 hereof, the “Collateral”).”

(AA) Section 10.1 of the Agreement is amended by deleting same and substituting the following therefor:

“10.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing unless otherwise expressly provided herein and shall be deemed to have been duly given or made when delivered by hand, or by telegram or telecopy, or when deposited in the mail addressed as follows, or to such address as may be hereafter notified in writing by the respective parties hereto and any future holders of the Note:

The Borrower:	The Center for Wound Healing, Inc.
517 Route 1 South,
Iselin, New Jersey 08830
Attn: Mr. Andrew G. Barnett
Chief Executive Officer

The Bank:	Signature Bank
1225 Franklin Avenue
Garden City, New York 11530
Attn: Ms. Lori Cabana
Vice President”

(BB) To conform to the amendments to Section 2.1 of the Agreement, Exhibit A, the Revolving Credit Note, is replaced and superceded by Exhibit A-1, the Amended and Restated Revolving Credit Note, attached hereto and made a part hereof.

(CC) To conform to the amendment of the definition of Borrowing Base, Exhibit B is replaced and superceded by Exhibit B-1 attached hereto and made a part hereof.

(DD) The Schedule to the Agreement is amended by deleting same and replacing same with Schedule-1 annexed hereto.

5.  (A)Non-compliance by the Borrower with Section 5.2(a)(ii) of the Agreement is hereby waived by the Bank for the periods provided for below:

(i) For the quarter ended September 30, 2006 provided such quarterly financials are delivered by June 30, 2007;

(ii) For the fiscal year ended June 30, 2006 provided such annual financials are delivered by June 30, 2007;

(iii) For the quarter ended December 31, 2006 provided such quarterly financials are delivered by July 31, 2007; and

(iv) For the quarter ended March 31, 2007 provided such quarterly financials are delivered by August 31, 2007.

(B) Non-compliance by the Borrower with Section 5.7 of the Agreement is hereby waived by the Bank with respect to the litigation and disputes enumerated in Sections 3.5 and 3.6 of Schedule-1 hereto.

(C) Non-compliance by the Borrower with Section 5.10 of the Agreement is hereby waived by the Bank with respect to the Additional Borrowers enumerated in the second “WHEREAS” clause of the Third Amendment.

Borrower acknowledges that the foregoing waivers are based on the specific facts thereof and the foregoing condition regarding the lack of an Event of Default and if either the facts underlying such waivers or an Event of Default subsequently occurs, the grant of such waivers will be of no further force or effect and the Bank will be entitled to full enforcement of all the remedies provided for under the foregoing Agreement with respect to the Events of Default for which such waivers have been conditionally granted.

6.  It is expressly understood and agreed that all collateral security for the Loans set forth in the Agreement prior to the amendment provided for herein, is and shall continue to be collateral security for the Loans and other extensions of credit provided under the Agreement as herein modified. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

7.  By their execution of this letter in the space provided below, the Guarantors hereby consent to this amendment and reaffirm their continuing liability under their guarantees in respect of the Agreement, as amended hereby, and all documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by the Guarantors).

8.  The amendment and waiver set forth herein is limited precisely as written and shall not be deemed (except as the Agreement is herein modified) to (a) be a consent to or a waiver of any term or condition of the Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement (as the case may be) as amended hereby.

9.  This Third Amendment shall become effective on such date as all of the following conditions have been satisfied:

(A) Borrower Authorization. The Bank shall have received certified copies of all corporate action (in form and substance satisfactory to the Bank) taken by the Borrower to authorize the execution, delivery and performance of this Third Amendment and the borrowings to be made under the Agreement, together with the Borrower’s updated officers’ certificate;

(B) Note. The Bank shall have received the Amended and Restated Revolving Credit Note in the form of Exhibit A-1 conforming to the requirements hereof and duly executed by the Borrower.

(C) Guarantee. The Bank shall have received the Guarantee executed by the Corporate Guarantor on the Bank’s standard form with such modifications as shall have been agreed to by the Bank and the Bank’s counsel.

(D) Reaffirmations and Acknowledgments and Amendment to the Amended and Restated Continuing Guaranty of Individual Guarantors. The Bank shall have received the Reaffirmations and Acknowledgments and Amendment to the Amended and Restated Continuing Guaranty of Individual Guarantors’ guarantees on the Bank’s standard form duly executed by the Individual Guarantors.

(E) Security Agreements. The Bank shall have received the Amended and Restated Security Agreement duly executed by the Additional Borrowers and the Security Agreement duly executed by the Corporate Guarantor on the Bank’s standard form with such modifications as shall have been agreed to by the Bank and Bank’s counsel, together with UCC-1 financing statements, UCC-3 termination statements or amendments (if required), UCC searches and security agreement questionnaires.

(F) Subordination Agreement. The Bank shall have received from the parties thereto and the Corporate Guarantor the amended and restated Subordination Agreement satisfactory in all respects to the Bank and its counsel.

(G) LLC Documents. The Bank shall have received a members ‘ certificate/officers’ certificate of the additional Borrowers certifying as to each entity comprising the Additional Borrower’s articles of formation, operating agreement, incumbency and consents and the Corporate Guarantor’s certificate of incorporation, bylaws, and resolutions.

(H) Good Standing Certificate. The Bank shall have received a good standing and qualification certificate(s) for the Additional Borrower and the Corporate Guarantor from the states of organization and the states where said Persons are doing business.

(I) Opinion of Counsel. The Bank shall have received an opinion of counsel to the Borrower and the Corporate Guarantor in form and detail reasonably acceptable to the Bank and its counsel.

(J) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel.

(K) Fees. The Bank shall have received evidence of payment of the $50,000.00 due the Bank consisting of a $25,000.00 origination fee and $25,000.00 waiver fee and the fees and disbursements of the Bank’s counsel.

(L) Approval of the Bank’s Counsel. All legal matters incident to this Third Amendment shall be satisfactory to counsel to the Bank.

10.  This Third Amendment is dated for convenience as of May 29, 2007 and shall be effective on the date of execution by the Bank retroactive to May 2, 2007.

11.  Except as hereby amended the said agreement dated as of June 17, 2005 as amended by the First Amendment dated as of April 7, 2006 and the Second Amendment dated as of February 1, 2007 is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized officers as of the date first written above.

Borrower:
NY HYPERBARIC, LLC
FOREST HILLS HYPERBARIC, LLC
SCRANTON HYPERBARIC LLC
JFK HYPERBARIC LLC
TRENTON HYPERBARIC, LLC
NEWARK BI LLC
PASSAIC HYPERBARIC, LLC
ST JOSEPHS HYPERBARIC LLC
GREATER BRONX HYPERBARIC LLC
(f/k/a MONTEFIORE HYPERBARIC LLC)
ELISE KING, LLC
SOUTH NASSAU HYPERBARIC LLC
NEW YORK HYPERBARIC AND
WOUND CARE CENTERS LLC (DEL)
NEW YORK HYPERBARIC AND
WOUND CARE CENTERS, L.L.C. (N.Y.)
VB HYPERBARIC, LLC
EIN HYPERBARIC LLC
MAIMONIDES HYPERBARIC, LLC
THE SQUARE HYPERBARIC, LLC
SOUTH N HYPERBARIC LLC
MUHLENBERG HYPERBARIC LLC
LOWELL HYPERBARIC LLC
THE CENTER FOR WOUND HEALING I, LLC
(f/k/a MODERN MEDICAL, LLC)
THE CENTER FOR WOUND HEALING II, LLC
(f/k/a MODERN MEDICAL SPECIALTIES, LLC)
NJ HYPERBARIC, LLC
FAR ROCKAWAY HYPERBARIC, LLC
ATLANTIC HYPERBARIC, LLC
ATLANTIC ASSOCIATES, LLC
CEF PRODUCTS, LLC
CMC HYPERBARIC, LLC
PENNSYLVANIA HYPERBARIC, LLC
HYBERBARIC, LLC
(a/k/a MASSACHUSETTS HYPERBARIC, LLC)
MEADOWLANDS HYPERBARIC, LLC
by their managers/members
THE CENTER FOR WOUND HEALING, INC.

By:
Andrew G. Barnett
Chief Executive Officer

Bank: SIGNATURE BANK

By:
Lori Cabana Vice President

State of New York, County of________________, ss:

On the _____ day of May, in the year 2007, before me the undersigned, personally appeared ANDREW G. BARNETT, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

SCHEDULE-1

SCHEDULE 3.5
Pending Litigations

Case Caption	Case No.	Court	Nature of Action
Warantz Healthcare Group v. CFWH	07-05247	Nassau Supreme Court	Breach of Contract
Premium Builders, Inc. v. Pennsylvania Hyperbaric, LLC	6659-C of 2006	Court of Common Pleas, Luzerne County (PA)	Breach of Contract
Sky Hyperbaric Equipment Company, Inc. v. New York Hyperbaric & Wound Care Centers LLC	16066/06	Westchester Supreme Court	Breach of Contract

SCHEDULE 3.6
Disputed Contractual Obligations
Party	Nature of Dispute
Med-Air Consultants, Inc.	Breach of Contract
Advantage Healthcare Solutions (“AHS”)	Breach of Contract
Grace Consulting (Andrew Anello)	Breach of Contract

Schedule-1

SCHEDULE 3.10 (f)
Environmental Complaint

NONE

SCHEDULE 3.11
List of Permits, Licenses, Authorizations, Approvals and Governmental Consents

NONE

SCHEDULE 3.12
Debenture Holders UCC Filings

Entity	Date	File No.
The Center for Wound Healing, Inc. (Corporate Guarantor)	4/7/2006	2006011019-6
Hyperbaric, LLC (f/k/a Massachusetts Hyperbaric, LLC)	4/10/2006	200647078710
Meadowlands Hyperbaric, LLC	4/10/2006	2353266-3
NJ Hyperbaric LLC	4/10/2006	2353266-3
Pennsylvania Hyperbaric, LLC	4/13/2006	2006041700247
CMC Hyperbaric, LLC	4/13/2006	2006041700247

SCHEDULE 5.11
New York Entities Not in Compliance with Publication Requirements

Entity	Status
Far Rockaway Hyperbaric, LLC	Publication in process
Atlantic Hyperbaric, LLC	Publication in process
CEF Products, LLC	Publication in process
The Center For Wound Healing II, LLC	Publication in process

Schedule-1

SCHEDULE 7.4
Permitted Liens

NONE

SCHEDULE 7.12 (c)
Schedule of Ownership by Minority Members

Borrower	Minority Members’ Ownership %
New York Hyperbaric and Wound Care Centers, LLC	11.25%
Lowell Hyperbaric, LLC	25%
JFK Hyperbaric, LLC	7.5%
Muhlenberg Hyperbaric, LLC	28%
Newark BI, LLC	25%
Passaic Hyperbaric, LLC	9.375%
Trenton Hyperbaric, LLC	24%
CEF Products, LLC	20%
Forest Hills Hyperbaric, LLC	30%
Greater Bronx Hyperbaric, LLC	10%
Maimonides Hyperbaric, LLC	17%
NY Hyperbaric, LLC	30%
St. Johns Hyperbaric	20%
South N Hyperbaric, LLC	20%
South Nassau LLC	14.37%
The Square Hyperbaric, LLC	21.875%
Scranton Hyperbaric, LLC	9%

Schedule-1

EXHIBIT A-1
AMENDED AND RESTATED REVOLVING CREDIT NOTE

$6,000,000.00	Garden City, New York	May 29, 2007

NY Hyperbaric, LLC, a New York limited liability company, Forest Hills Hyperbaric, LLC, a New York limited liability company, Scranton Hyperbaric LLC, a Pennsylvania limited liability company, JFK Hyperbaric LLC, a New Jersey limited liability company, Trenton Hyperbaric, LLC, a New Jersey limited liability company, Newark BI LLC, a New Jersey limited liability company, Passaic Hyperbaric, LLC, a New York limited liability company, St Josephs Hyperbaric LLC, a New York limited liability company, Greater Bronx Hyperbaric LLC (f/k/a Montefiore Hyperbaric LLC), a New York limited liability company, Elise King, LLC, a New York limited liability company, South Nassau Hyperbaric, LLC a New York limited liability company, New York Hyperbaric and Wound Care Centers LLC, a Delaware limited liability company, New York Hyperbaric and Wound Care Centers, L.L.C., a New York limited liability company, VB Hyperbaric, LLC, a New York limited liability company, EIN Hyperbaric LLC, a New York limited liability company, Maimonides Hyperbaric, LLC, a New York limited liability company, The Square Hyperbaric, LLC, a New York limited liability company, South N Hyperbaric LLC, a New York limited liability company, Muhlenberg Hyperbaric LLC, a New Jersey limited liability company, Lowell Hyperbaric LLC, a Massachusetts limited liability company, The Center for Wound Healing I, LLC (f/k/a Modern Medical, LLC), a New Jersey limited liability company, The Center for Wound Healing II, LLC, (f/k/a Modern Medical Specialties, LLC), a New York limited liability company, NJ Hyperbaric, LLC, a New Jersey limited liability company, Far Rockaway Hyperbaric, LLC, a New York limited liability company, Atlantic Hyperbaric, LLC, a New York limited liability company, Atlantic Associates, LLC, a Delaware limited liability company, CEF Products, LLC, a New York limited liability company, CMC Hyperbaric, LLC, a Pennsylvania limited liability company, Pennsylvania Hyperbaric, LLC, a Pennsylvania limited liability company, Hyperbaric, LLC (a/k/a Massachusetts Hyperbaric, LLC), a Massachusetts limited liability company and Meadowlands Hyperbaric, LLC, a New Jersey limited liability company (collectively, the “Borrower”), for value received, hereby promises to pay to the order of SIGNATURE BANK (the “Bank”) at the office of the Bank specified in Section 10.1 of the Loan Agreement dated as of June 17, 2005, between the Borrower and the Bank, as amended from time to time (as so amended the “Agreement”; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America and in immediately available funds the principal amount of SIX MILLION AND 00/100 ($6,000,000.00) DOLLARS payable on the Termination Date, or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Agreement. The Borrower further promises to pay interest at said office in like money on the unpaid principal balance of this Note from time to time outstanding at the rate per annum set forth in Section 2 of the Agreement. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable monthly as provided in the Agreement. All Loans made by the Bank pursuant to Section 2.1 of the Agreement and payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages. The aggregate net unpaid amount of Loans set forth in such schedule shall be presumed to be the principal balance hereof. After the stated or any accelerated maturity hereof, this Note shall bear interest at a rate as set forth in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law. All payments shall be made by automatic debit from an account maintained at the Bank in which Borrower shall maintain balances sufficient to pay the monthly payments (Account #1500405208).

Exhibit A-1/Page 1

This Note is the Amended and Restated Revolving Credit Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid, and is required to be prepaid, in whole or in part as provided therein. This Amended and Restated Revolving Credit Note is secured by the collateral described in the Agreement, including the collateral set forth in the Security Agreement.

The joint and several obligations of each Borrower under this Note shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Note and all additional payments, if any, due pursuant to any other Loan Document (collectively, the “Obligations”) shall have been paid. There being more than one Borrower, the following provisions shall apply: (a) Each Borrower agrees that it is jointly and severally, directly, and primarily liable to Bank for payment in full of the Obligations and that such obligation is independent of the duties, obligations, and liability of each and all of the other joint and several Borrowers. Bank may bring a separate action or actions on the Obligations against each, any, or all of the Borrowers, whether action is brought against any other or all of such Borrowers or any one or more of the Borrowers is or is not joined therein; (b) Each Borrower agrees that any release that may be given by Bank to any one or more of the Borrowers or any guarantor of the Obligations shall not release any other Borrower from its Obligations hereunder; (c) Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or any time hereafter have against another Borrower or any other party liable to Bank in any manner or way whatsoever; (d) Any and all present and future debt and other obligations of any Borrower to any other Borrower are hereby subordinated to the full payment and performance of the Obligations; provided, however, such debt and other obligations may be incurred and repaid, subject to the terms of this Note, as long as no Event of Default shall have occurred and not have been waived; (e) Each Borrower is presently informed as to the financial condition of each of the other Borrowers and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep itself informed as to the financial condition of all other Borrowers, the status of all other Borrowers, and of all circumstances that bear upon the risk of nonpayment. Absent a written request from any of the Borrowers to Bank for information, each Borrower hereby waives any and all rights it may have to require Bank to disclose to such Borrower any information that Bank may now or hereafter acquire concerning the condition or circumstances of any of the Borrowers; (f) Each Borrower waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness and all other notices of formalities to which such Borrower may, as a joint and several Borrower hereunder, be entitled; and (g)The term “Borrower” shall mean “the Borrowers and each of them individually and collectively”.

The joint and several obligations of the Borrower to Bank under this Note shall remain in full force and effect (or be reinstated) until Bank has received payment in full of all obligations and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Bank.

Exhibit A-1/Page 2

Each Borrower expressly agrees that Bank shall not be required first to institute any suit or to exhaust its remedies against any other Borrower or any other person or party to become liable hereunder or against any Collateral, in order to enforce this Note; and expressly agree that, notwithstanding the occurrence of any of the foregoing, each Borrower shall be and remain, directly and primarily liable for all sums due under this Note and under the Loan Documents. On disposition by Bank of any property encumbered by any Collateral, each Borrower shall be and shall remain jointly and severally liable for any deficiency.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

This Note shall replace and supersede the note made by the Borrower to the order of the Bank dated June 17, 2005 in the principal amount of $5,000,000 (the “Prior Note” which was a replacement of the Noted dated November 4, 2004 in the principal amount of $2,000,000.00 which was in turn a replacement of a prior note dated March 26, 2004 in the principal amount of $1,000,000.00; provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower’s indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith. This Note is a replacement, consolidation, amendment and restatement of the Prior Note and IS NOT A NOVATION. The Borrower shall also pay and this Note shall also evidence any and all unpaid interest on all the loan made by the Bank to the Borrower pursuant to Prior Note, and at the interest rate specified therein, for which this Note has been issued as replacement therefor.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

NY HYPERBARIC, LLC
FOREST HILLS HYPERBARIC, LLC
SCRANTON HYPERBARIC LLC
JFK HYPERBARIC LLC
TRENTON HYPERBARIC, LLC
NEWARK BI LLC
PASSAIC HYPERBARIC, LLC
ST JOSEPHS HYPERBARIC LLC
GREATER BRONX HYPERBARIC LLC
(f/k/a MONTEFIORE HYPERBARIC LLC)
ELISE KING, LLC
SOUTH NASSAU HYPERBARIC LLC
NEW YORK HYPERBARIC AND
WOUND CARE CENTERS LLC (DEL)
NEW YORK HYPERBARIC AND
WOUND CARE CENTERS, L.L.C. (N.Y.)
VB HYPERBARIC, LLC
EIN HYPERBARIC LLC
MAIMONIDES HYPERBARIC, LLC
THE SQUARE HYPERBARIC, LLC

Exhibit A-1/Page 3

SOUTH N HYPERBARIC LLC
MUHLENBERG HYPERBARIC LLC
LOWELL HYPERBARIC LLC
THE CENTER FOR WOUND HEALING I, LLC (f/k/a MODERN MEDICAL, LLC)
THE CENTER FOR WOUND HEALING II, LLC (f/k/a MODERN MEDICAL SPECIALTIES, LLC)
NJ HYPERBARIC, LLC
FAR ROCKAWAY HYPERBARIC, LLC
ATLANTIC HYPERBARIC, LLC
ATLANTIC ASSOCIATES, LLC
CEF PRODUCTS, LLC
CMC HYPERBARIC, LLC
PENNSYLVANIA HYPERBARIC, LLC
HYBERBARIC, LLC
(a/k/a MASSACHUSETTS HYPERBARIC, LLC)
MEADOWLANDS HYPERBARIC, LLC
by their managers/members
THE CENTER FOR WOUND HEALING, INC.

By:
Name:
Title:

Exhibit A-1/Page 4

SCHEDULE OF LOANS AND PAYMENT OF PRINCIPAL

TO AMENDED AND RESTATED REVOLVING CREDIT NOTE DATED AS OF MAY ___, 2007 FROM NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, SCRANTON HYPERBARIC LLC, JFK HYPERBARIC LLC, TRENTON HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, SOUTH NASSAU HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, MAIMONIDES HYPERBARIC, LLC, THE SQUARE HYPERBARIC, LLC, SOUTH N HYPERBARIC LLC, MUHLENBERG HYPERBARIC LLC, LOWELL HYPERBARIC LLC., THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC) and MEADOWLANDS HYPERBARIC, LLC

Date	Amount of Loan	Interest Rate	Last Day of Interest Period	Balance Principal Paid	Remaining Unpaid	Notation Made By

Exhibit A-1/Page 5

EXHIBIT A-2
TERM NOTE

$1,500,000.00	Garden City, New York	May 29, 2007

NY Hyperbaric, LLC, a New York limited liability company, Forest Hills Hyperbaric, LLC, a New York limited liability company, Scranton Hyperbaric LLC, a Pennsylvania limited liability company, JFK Hyperbaric LLC, a New Jersey limited liability company, Trenton Hyperbaric, LLC, a New Jersey limited liability company, Newark BI LLC, a New Jersey limited liability company, Passaic Hyperbaric, LLC, a New York limited liability company, St Josephs Hyperbaric LLC, a New York limited liability company, Greater Bronx Hyperbaric LLC (f/k/a Montefiore Hyperbaric LLC), a New York limited liability company, Elise King, LLC, a New York limited liability company, South Nassau Hyperbaric, LLC a New York limited liability company, New York Hyperbaric and Wound Care Centers LLC, a Delaware limited liability company, New York Hyperbaric and Wound Care Centers, L.L.C., a New York limited liability company, VB Hyperbaric, LLC, a New York limited liability company, EIN Hyperbaric LLC, a New York limited liability company, Maimonides Hyperbaric, LLC, a New York limited liability company, The Square Hyperbaric, LLC, a New York limited liability company, South N Hyperbaric LLC, a New York limited liability company, Muhlenberg Hyperbaric LLC, a New Jersey limited liability company, Lowell Hyperbaric LLC, a Massachusetts limited liability company, The Center for Wound Healing I, LLC (f/k/a Modern Medical, LLC), a New Jersey limited liability company, The Center for Wound Healing II, LLC, (f/k/a Modern Medical Specialties, LLC), a New York limited liability company, NJ Hyperbaric, LLC, a New Jersey limited liability company, Far Rockaway Hyperbaric, LLC, a New York limited liability company, Atlantic Hyperbaric, LLC, a New York limited liability company, Atlantic Associates, LLC, a Delaware limited liability company, CEF Products, LLC, a New York limited liability company, CMC Hyperbaric, LLC, a Pennsylvania limited liability company, Pennsylvania Hyperbaric, LLC, a Pennsylvania limited liability company, Hyperbaric, LLC (a/k/a Massachusetts Hyperbaric, LLC), a Massachusetts limited liability company and Meadowlands Hyperbaric, LLC, a New Jersey limited liability company (collectively, the “Borrower”), for value received, hereby promises to pay to the order of SIGNATURE BANK (the “Bank”) at the office of the Bank specified in Section 10.1 of the Loan Agreement dated as of June 17, 2005, between the Borrower and the Bank, as amended from time to time (as so amended the “Agreement”; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America and in immediately available funds the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($1,500,000.00) DOLLARS payable in seven consecutive monthly installments of $33,333.00 each and the last and final installment equal to the then unpaid principal balance of this Note payable on the first day of each month commencing September 1, 2007 and a final payment equal to the then unpaid principal balance of this Note on March 1, 2008. The Borrower further promises to pay interest at said office in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate selected pursuant to the terms of Section 2 of the Agreement on the first day of each month commencing May 1, 2007. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Agreement. After the stated or accelerated maturity hereof, this Note shall bear interest at a rate as set forth in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under any applicable law.

Exhibit A-2/Page 1

This Note is the Term Note referred to in the Agreement, and is entitled to the benefits and subject to the terms thereof and may be prepaid in whole or in part (subject to the indemnity provided in the Agreement) as provided therein. This Note is secured by the collateral described in the Security Agreements.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid under this Note may be declared immediately due and payable as provided in the Agreement.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

NY HYPERBARIC, LLC
FOREST HILLS HYPERBARIC, LLC
SCRANTON HYPERBARIC LLC
JFK HYPERBARIC LLC
TRENTON HYPERBARIC, LLC
NEWARK BI LLC
PASSAIC HYPERBARIC, LLC
ST JOSEPHS HYPERBARIC LLC
GREATER BRONX HYPERBARIC LLC
(f/k/a MONTEFIORE HYPERBARIC LLC)
ELISE KING, LLC
SOUTH NASSAU HYPERBARIC LLC
NEW YORK HYPERBARIC AND
WOUND CARE CENTERS LLC (DEL)
NEW YORK HYPERBARIC AND
WOUND CARE CENTERS, L.L.C. (N.Y.)
VB HYPERBARIC, LLC
EIN HYPERBARIC LLC
MAIMONIDES HYPERBARIC, LLC
THE SQUARE HYPERBARIC, LLC
SOUTH N HYPERBARIC LLC
MUHLENBERG HYPERBARIC LLC
LOWELL HYPERBARIC LLC
THE CENTER FOR WOUND HEALING I, LLC (f/k/a MODERN MEDICAL, LLC)
THE CENTER FOR WOUND HEALING II, LLC (f/k/a MODERN MEDICAL SPECIALTIES, LLC)
NJ HYPERBARIC, LLC
FAR ROCKAWAY HYPERBARIC, LLC
ATLANTIC HYPERBARIC, LLC
ATLANTIC ASSOCIATES, LLC
CEF PRODUCTS, LLC
CMC HYPERBARIC, LLC
PENNSYLVANIA HYPERBARIC, LLC
HYBERBARIC, LLC
(a/k/a MASSACHUSETTS HYPERBARIC, LLC)
MEADOWLANDS HYPERBARIC, LLC
by their managers/members
THE CENTER FOR WOUND HEALING, INC.

By:
Name:
Title:

Exhibit A-2/Page 2

EXHIBIT B-1
Form of Borrowing Base Certificate

The undersigned officer(s) of the Borrower certify(ies) that the information furnished herein as of ______________________ as to Eligible Accounts Receivable is true, and correct and that as of the date hereof no Event of Default exists.

Computation of Borrowing Base

A.	Gross Accounts Receivable	$_______

B.	Less: Receivables 120 days and over	$_______

C.	Eligible Accounts Receivable (A-B)	$_______

D.	80% of Line C
	(85% from May ___, 2007 to August 30, 2007)	$_______

E.	Principal Amount of Term Loan	$_______

F.	Borrowing Base Availability (D-E)	$_______

G.	Aggregate principal balance of Revolving Credit Loans Outstanding	$_______

H.	Commitment Available or Amount Due:

	If Line F is greater than Line G,Commitment Available (F-G)	$_______

	If Line G is greater than Line F,Amount Due (G-F)	$_______

[NAME OF BORROWER]

By:
Name:
Title:

Exhibit B/Page 1